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                                                                   Exhibit 10.38
             Regulatory Authority for Telecommunications and Post



                                 Licence Deed
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                                                                   Seite 2 von 4

                                Licence Class 4


                 for the provision of voice telephony services on the basis of self-operated telecommunications networks



The Regulatory Authority for Telecommunications and Post (RegTP) - in the following "licensor" - herewith grants pursuant to the application dated 27. March 2000 on the basis of sec. 6 para. 1 no. 2, para. 2 no. 2 c) in connection with sec. 8 para. 1 to 3 and Sec. 50 para. 2 sentence 1 of the Telecommunications Act (TKG) of 25 July 1996 (Federal Law Gazette I, p. 1120) to the company


                                Comple Tel GmbH

                   Maximilianstra(BETA)e 34 A, 80539 Munchen


(in the following "licensee) a licence class 4 for the operation of transmission lines for the provision of telecommunications services for the public by the licensee or third parties.

The application dated 27. March 2000 is part of this licence.

The licence is registered under 98 04 1519.
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1.  Licence Object

1.1 Material Scope

    With this licence the licensee is granted the right pursuant to the Telecommunications Act and ordinances basing thereon, within the scope of the licence class 4, to provide voice telephony services on the basis of self-operated telecommunications networks.

    The licence does not encompass the right to operate transmission lines.

1.2 Regional Scope

    The licence encompasses the following area:

    Cities in the administrative district of Stuttgart
    --------------------------------------------------

    .  Asperg                        .  Korntal-Munchingen                 .  Moglingen
    .  Ditzingen                     .  Kornwestheim                       .  Ostfildern
    .  Esslingen am Neckar           .  Leinfelden-Echterdingen            .  Sindelfingen
    .  Fellbach                      .  Leonberg                           .  Stuttgart
    .  Gerlingen                     .  Ludwigsburg

2   Conditions

2.1 Changes in the Commercial Register

    Changes in the commercial register have to be notified to the licensor immediately with an certified excerpt from the commercial register being attached. This information is required to assess whether the licence conditions pursuant to sec. 8 para. 3 sentence 2 no. 2 TKG are still met and in order to secure that the obligations in case of a change of the licensee and/or a change in the ownership of the licensee pursuant to sec. 9 TKG are met.

2.2 Security Commissioner and Documentation Pursuant to Sec. 87 para. 2 TKG

    The licensee is obliged, prior to the start of operation, to nominate a security commissioner, to submit the documentation mentioned in sec. 87 para. 2 TKG and to submit the declaration pursuant to sec. 87 para. to sentence to TKG.

3   Note

3.1 Technical Implementation of Intercepts

    Please note, that the technical configuration of systems to implement the required measures for interception of telecommunication pursuant to sec. 88 para. 2 sentence 1 requires the approval of the Regulatory Authority. The start of operation of telecommunications systems prior to the proof within the scope of the final inspection that the requirements have been met is prohibited pursuant to sec. 88 para. 2 sentence 4 in connection with sec. 96 para. 1 no. 13 and 14 TKG and may in connection with sec. 15 TKG trigger the withdrawal of the licence.
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3.2 Licence Fees

    The licence will be granted for a fee pursuant to sec. 16 para. 1 sentence 1 TKG. The determination of the fees pursuant to the Telecommunications Licence Fee Ordinance (TKLGebV) dated 28 July 1997 (Federal Gazette I p.
    1936) which bases on sec. 16 para. 1 sentence 2 TKG will be made by separate administrative act.

3.3 Ex-Post Modification of the Conditions
    Pursuant to sec. 8 para. 2 sentence 2 TKG the conditions to this licence may be amended even after the grant of the licence.

3.4 Miscellaneous
    Please note that all further provisions of the TKG will apply.


                     Instruction about the Right to Appeal

Within one month of announcing this notification, legal proceedings may be instituted, in writing or to be recorded by the court divisions registrar, at the Verwaltungsgericht Koln, Appellhofplatz, 50667 Koln (The Administrate of Court of Cologne). The legal brief must state the plaintiff, the defendant and the subject of the complaint. It must contain a definite motion. The fact and evidence serving as substantiation must be stated. The legal brief and its exhibits must be accompanied by as many copies as are needed to give each participant one copy. The legal action has no suspensive effect.



Regulatory Authority for
Telecommunications and Post                     Mainz, 07. July 2000


Signed and Stamped:


Zufall